UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 17, 2026, Portland General Electric Company (the “Company”) entered into (a) forward sale agreements (the “initial forward sale agreements”) with each of Wells Fargo Bank, National Association and Bank of America, N.A. (in such capacity, the “forward purchasers”) and (b) an underwriting agreement (the “underwriting agreement”) with Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (collectively, the “underwriters”), the forward purchasers and the forward sellers referred to below, relating to the offer and sale of up to 10,848,125 shares of the Company’s common stock, no par value (the “common stock”) (including 1,380,670 shares of common stock related to the underwriters’ option to purchase additional shares, which option the underwriters exercised in full) on a forward basis at a public offering price of $50.70 per share (the “offering”). On February 18, 2026, in connection with the exercise in full of the underwriters’ option to purchase additional shares, the Company entered into additional forward sale agreements (together with the initial forward sale agreements, the “forward sale agreements”) with each of the forward purchasers.

On February 19, 2026, the forward purchasers or their affiliates borrowed and sold (in such capacity, the “forward sellers”) an aggregate of  10,848,125 shares of common stock, including 1,380,670 shares in connection with the underwriters’ exercise in full of their option to purchase additional shares, to the underwriters in connection with the closing of the offering. The Company intends (subject to its right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the forward sale agreements on one or more dates specified by the Company occurring no later than February 22, 2028, an aggregate of 10,848,125 shares of common stock to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price less the underwriting discount, subject to certain adjustments as provided in the forward sale agreements.

The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-288955). Copies of the underwriting agreement and each forward sale agreement are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to such exhibits.

On February 17, 2026, the Company issued a press release relating to the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1
Underwriting Agreement, dated February 17, 2026, by and among Portland General Electric Company, and Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the several underwriters named therein and as forward sellers, and Wells Fargo Bank, National Association and Bank of America, N.A., as forward purchasers.

1.2	Confirmation of Underwritten Forward Transaction, dated February 17, 2026, by and between Portland General Electric Company and Wells Fargo Bank, National Association.
1.3	Confirmation of Underwritten Forward Transaction, dated February 17, 2026, by and between Portland General Electric Company and Bank of America, N.A.
1.4	Confirmation of Underwritten Forward Transaction, dated February 18, 2026, by and between Portland General Electric Company and Wells Fargo Bank, National Association.
1.5	Confirmation of Underwritten Forward Transaction, dated February 18, 2026, by and between Portland General Electric Company and Bank of America, N.A.
5.1	Opinion of Angelica Espinosa, Senior Vice President, Chief Legal, Corporate Affairs and Compliance Officer, regarding the legality of the common stock being registered.
23.1	Consent of Angelica Espinosa, Senior Vice President, Chief Legal, Corporate Affairs and Compliance Officer (included in Exhibit 5.1 hereto).
99.1	Press Release
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY COMCOMPANY,
(Registrant)

Date: February 19, 2026	By:	/s/ Joseph Trpik
Joseph R. Trpik Senior Vice President, Finance and Chief Financial Officer